UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2025

Piermont Valley Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6TH ST #5386 LAS VEGAS, Nevada	89101
(Address of principal executive offices)	(Zip Code)

(929) 792-5788

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	CMCAU	OTC
Class A ordinary shares, par value $0.0001 per share	CMCAF	OTC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CMCAW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information relating to the Note included in Item 8.01 is incorporated by reference in this item to the extent required herein.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

(a) On August 14, 2025, Board of Directors of Piermont Valley Acquisition Corp. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.  On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum LLP (“Marcum”). Substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs.

The audit reports of Marcum on the Company’s financial statements as of and for the fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for a paragraph relating to substantial doubt about the Company's ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two most recently completed fiscal years and in the subsequent interim period through August 14, 2025, there have been no (i) “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreement(s) in connection with its reports, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, the Company identified a material weakness in the effectiveness of its internal controls over its accounting for complex financial instruments, related to the restatement of previously issued financial statements.

The Company provided Marcum with a copy of the disclosures contained in this Current Report on Form 8-K and has requested that Marcum issue a letter, addressed to the SEC, stating whether or not Marcum agrees with the statements contained in this Item 4.01(a). A copy of Marcum’s letter dated August 14, 2025, addressed to the SEC, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

(b) Effective as of August 15, 2025, the Board of Directors of the Company approved the appointment of Aloba, Awomolo & Partners (“Aloba”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. The Company has authorized Marcum to respond fully to the inquiries of Aloba, as the successor independent registered accounting firm.

During the Company’s two most recent fiscal years and subsequent interim period through August 14, 2025, neither the Company nor anyone acting on the Company’s behalf consulted Aloba with respect to any of the matters or reportable events set forth in Item 304(a)(2) of Regulation S-K.

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Item 8.01 Other Events.

On August 14, 2025, Valleypark Road, LLC (“Valleypark”) agreed to loan to the Company up to an aggregate of $1,000,000 for working capital purposes. The loan is evidenced by a promissory note (the “Note”) which is non-interest bearing and payable upon the consummation by the Company of a merger, share exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”). Upon consummation of a Business Combination, Valleypark will have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into warrants (the “Warrants”) of the Company, with each Warrant entitling the holder to purchase one of the Company’s Class A ordinary shares, at a conversion price of $1.50 per share. The Warrants to be issued as a result of conversion of the Note will be identical to the private placement warrants sold concurrently with the Company’s initial public offering.

If the Company does not consummate a Business Combination, the Note will not be repaid and all amounts owed under the Note will be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with the initial public offering (the “Trust Account”). The issuance of the Note was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing summary of the Note is qualified in its entirety by reference to the text of the Note, which is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Promissory note
16.1	Letter, dated August 14, 2025, from Marcum LLP addressed to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERMONT VALLEY ACQUISITION CORP

Dated: August 14, 2025	By:	/s/ Wei Qian
	Name:	Wei Qian
	Title:	Chairman and Chief Executive Officer

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